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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule §240. 14a-12

JPMorgan Trust I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed maximum aggregate value of transaction:

5. Total fee paid:

SEC 1913 (04-05)
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:

2. Form, Schedule or Registration Statement No.:

3. Filing Party:

4. Date Filed:

February 24, 2011

Q&A for Combined Proxy Statement/Prospectus (N-14) –Tax Aware U.S. Equity Fund Merger

Why are proxy materials being sent to shareholders and what is the timeline?

The materials are being mailed to shareholders on or about February 22, 2011 in preparation for the special shareholder meeting to be held on March 16, 2011, concerning the merger of the JPMorgan Tax Aware U.S. Equity Fund (the acquired fund) into the JPMorgan Tax Aware Equity Fund (the acquiring fund (formerly the JPMorgan Tax Aware Disciplined Equity Fund)) which has similar investment objectives and restrictions and therefore will reduce overlapping product offerings. The proposed merger is outlined below:

Timeline

Record Date	December 20, 2010	Shareholders of record on this date for the acquired fund will be mailed proxy materials

Mail Date	February 22, 2011	Materials will start to be mailed on or about February 22

Shareholder Meeting	March 16, 2011	All shareholder votes will be counted to determine if required approvals for proposals have been received

Merger Date	March 25, 2011	The Fund merger will become effective as of the close of business on Friday, March 25, 2011, if shareholders approve the merger

Has the Board of Trustees approved the merger and how do they recommend shareholders vote?

The Board of Trustees approved the merger at a meeting held on November 16, 2010. The Board of Trustees recommends a vote “FOR” the merger.

Will the portfolio management team for the acquired fund change?

No. Susan Bao is the portfolio manager for both the acquired and acquiring fund.

How will a shareholder in the acquired fund be affected?

If approved by a shareholder vote of the acquired fund, the assets and liabilities of that fund will be combined with those of the acquiring fund. Following the merger, shareholders will receive shares of the acquiring fund that in total are equal in total dollar value to the shares of the acquired fund immediately prior to the merger.

What class of shares will shareholders be receiving?

Upon merger completion, shareholders will generally receive shares of the same class of the acquiring fund as they held in the acquired fund as outlined by the table below, except that Class B shareholders of the acquired fund will receive Class A shares of the acquiring fund. Since the acquiring fund currently only has Institutional shares, Class A, Class C, and Select Class shares are being added to accommodate the merger.

Acquired Fund		Acquiring Fund
JPMorgan Tax Aware U.S. Equity Fund		JPMorgan Tax Aware Equity Fund
Class A	g	Class A
Class B	g	Class A
Class C	g	Class C
Select Class	g	Select Class
Institutional Class	g	Institutional Class

Will the merger change fees charged to shareholders?

The Funds’ adviser, the administrator and distributor have committed to waiving their fees and/or reimbursing the expenses of the acquiring fund in order to maintain the net expense ratios (excluding any fees and expenses associated with investment in other funds, dividend expenses related to short sales, interest, taxes and extraordinary expenses and expenses related to the Board of Trustees’ deferred compensation plan) at the level in effect prior to the merger for each share class until March 25, 2012. There is no guarantee such waivers/reimbursements will be continued after that date.

As noted above, Class B shareholders of the acquired fund will receive Class A shares of the acquiring fund. The acquiring fund’s Class A shares are subject to a distribution (Rule 12b-1) fee that is 50 basis points lower than the distribution (Rule 12b-1) fee for Class B shares of the acquired fund, and as a result, after the merger, shareholders will hold shares with a lower expense cap than the previously held Class B shares and are no longer subject to a Contingent Deferred Sales Charge.

Will shareholders have to pay any sales load, commission, redemption fee, or other transactional fee in connection with the merger?

No. The full value of shares will be exchanged for shares of the indicated class of the acquiring fund without any sales load, commission, redemption fee or other transactional fee being imposed. The funds’ adviser, distributor or administrator will waive fees or reimburse the funds for the costs and expenses of the mergers, except for brokerage fees and brokerage expenses related to the disposition and acquisition of fund assets, which will be borne by a fund.

Will shareholders have to pay any federal income taxes as a result of the merger?

The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes. As a condition of the closing of the transaction, the fund will receive an opinion of legal counsel to the effect that the reorganization will qualify as a tax-free reorganization for federal income tax purposes. Opinions are not binding on the Internal Revenue Service or the courts so shareholders should consider separately any state, local and other tax consequences in consultation with their tax advisors.

Will the acquired fund be closed to new purchases?

The acquired fund will continue to accept new purchases. Effective Monday, March 21, 2011, the acquired fund will have a T+ 1 settlement. Effective, Wednesday, March 23, 2011, trading through NSCC will be suspended.

After the merger date, purchases received from direct investors for accounts previously held in the acquired fund will be made into the acquiring fund.

Will the CUSIPs and ticker symbols of the two funds change?

The CUSIPs and ticker symbol of the acquired fund will no longer be valid.

The CUSIPs and ticker symbols of the Institutional Class shares for the acquiring fund will not change. New CUSIPs and ticker symbols will be issued for the Class A, Class C, and Select Class shares of the acquiring fund.

What happens if the shareholders do not vote their proxy?

All Shareholders are encouraged to vote their shares. ComputerShare Fund Services, the Proxy Solicitor, has been retained to assist us with this process to the extent necessary. Shareholders who do not vote their shares may receive a telephone call or additional mailings from the solicitor encouraging them to vote their shares.

What happens if a shareholder needs a copy of a Combined Prospectus/Proxy Statement, a proxy card or other proxy materials?

Shareholders can receive additional copies of any proxy materials, including Combined Prospectus/Proxy Statements, proxy cards and voting instructions, by calling 1-866-963-6135.

What happens if the proposal is not approved by shareholders?

If the merger for the acquired fund is not approved by shareholders, then the acquired fund will remain in existence, and the Board of Trustees of the Fund will consider what, if any, additional steps to take.

What will shareholders receive to confirm the completion of the merger of the funds?

If approved by shareholders, the merger of the funds is expected to occur on March 25, 2011. A confirmation statement will be mailed on or about March 28, 2011 to shareholders who owned the acquired fund prior to the reorganization.

Contact JPMorgan Funds Distribution Services at (1-800-338-4345) for a fund prospectus. You can also visit us at www.jpmorganfunds.com. Investors should carefully consider the investment objectives and risks as well as charges and expenses of the mutual fund before investing. The prospectus contains this and other information about the mutual fund. Read the prospectus carefully before investing.

J. P. Morgan Funds are distributed by JPMorgan Distribution Services, Inc., which is an affiliate of JPMorgan Chase & Co. Affiliates of JPMorgan Chase & Co. receive fees for providing various services to the Funds. JPMorgan Distribution Services, Inc. is a member of FINRA and SIPC.